UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2020

Etsy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36911	20-4898921
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

117 Adams Street
Brooklyn, New York 11201
(Address of principal executive offices, including zip code)

(718) 880-3660

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ETSY	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

Convertible Senior Notes Offering

On August 18, 2020, Etsy, Inc. (“Etsy”) issued a press release announcing the proposed offering of $650 million aggregate principal amount of convertible senior notes due 2027 (the “Notes”) in a private placement to qualified institutional buyers (the “Offering”) pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). Etsy intends to use a portion of the net proceeds from the Offering to pay the cost of capped call transactions that it expects to enter into with one or more of the initial purchasers and/or their respective affiliates or other financial institutions. In addition, Etsy expects to use a portion of the net proceeds from the Offering to repurchase a portion of its outstanding 0% Convertible Senior Notes due 2023 (the “2023 Notes”) through privately negotiated transactions entered into concurrently with the pricing of the Offering. The consideration for any such repurchases is expected to include a combination of cash and shares of Etsy’s common stock. To the extent that the amount of cash paid in such repurchases is less than the aggregate principal amount of 2023 Notes purchased, such difference may be used to repurchase shares of its common stock following the completion of the Offering under a separate repurchase program approved by Etsy’s board of directors in connection with the Offering. Etsy intends to use the remainder of the net proceeds from the Offering for general corporate purposes, which may include other repurchases of Etsy’s common stock from time to time under Etsy’s existing stock repurchase program described below or any future stock repurchase program, working capital, operating expenses and capital expenditures. A copy of the press release announcing the Offering is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Existing Stock Repurchase Program

In November 2018, Etsy’s board of directors approved a stock repurchase program authorizing Etsy to repurchase up to $200 million of its common stock. In August 2020, Etsy’s board of directors determined to reinitiate purchases under this stock repurchase program beginning in the fourth quarter of 2020, after temporarily pausing share repurchases in the second quarter of 2020 in light of the macroeconomic situation related to COVID-19. As of June 30, 2020, $77.5 million of Etsy’s common stock remained available for repurchase under this program.

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall it constitute an offer to sell, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful. Any offers of the securities would be made only by means of a confidential offering memorandum. These securities have not been registered under the Securities Act or any state securities laws and, unless so registered, may not be offered or sold in the United States or to U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state laws.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws. These statements include, but are not limited to, statements concerning the proposed terms of the Notes, capped call transactions and repurchases of the 2023 Notes, the completion, timing and size of the Offering, capped call transactions and repurchases of the 2023 Notes, the anticipated use of proceeds from the Offering, the timing or amount of any repurchases of common stock by Etsy and the potential impact of the foregoing or related transactions on dilution to holders of Etsy common stock or the market price of Etsy common stock or the Notes. Forward-looking statements include all statements that are not historical facts. In some cases, forward-looking statements can be identified by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “will,” or similar expressions and the negatives of those words. Forward-looking statements involve substantial risks and uncertainties that may cause actual results to differ materially from those that Etsy expects. These risks and uncertainties include market risks, trends and conditions. These and other risks are more fully described in Etsy’s filings with the Securities and Exchange Commission, including in the section titled “Risk Factors” in Etsy’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, and subsequent reports that Etsy files with the Securities and Exchange Commission. In light of these risks, you should not place undue reliance on such forward-looking statements. Forward-looking statements represent Etsy’s beliefs and assumptions only as of the date of this Current Report on Form 8-K. Etsy disclaims any obligation to update forward-looking statements.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release issued by Etsy, Inc. on August 18, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ETSY, INC.

By:	/s/ Rachel Glaser
Rachel Glaser
Chief Financial Officer

Date: August 18, 2020